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                                                                    Exhibit 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-107281) of our report dated February 27, 2004, except for Note 2B as to which the date is May 26, 2004 relating to the financial statements, which appears in Alpharma Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 9, 2004